UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

NusaTrip Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-42519	99-2217461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4,Karet, Semanggi, Kota Jakarta Selatan, Daerah Khusus Ibukota, Jakarta, Indonesia	12930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +62 21 5060 8747

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On May 20, 2026, NusaTrip Incorporated (the “Company”) filed a Current Report on Form 8-K disclosing the appointment of Wallace Tzi Chun Foo (“Mr. Foo”) as Chief Financial Officer, subject to the finalization of mutually acceptable employment or consulting terms.

On May 25, 2026, Mr. Foo informed the Company that he would not accept the appointment due to personal and family reasons. As a result, the previously disclosed appointment of Mr. Foo as Chief Financial Officer did not become effective, and Mr. Foo did not commence service in such role.

Mr. Foo’s decision not to accept the appointment was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Financial Officer

On June 2, 2026 the Board appointed Loïc Gautier (“Mr. Gautier”) as Chief Financial Officer of the Company, effective June 2, 2026. Pursuant to his employment arrangement, Mr. Gautier is entitled to an annual base salary of US$150,000, eligibility for a discretionary annual cash bonus, equity-based compensation, and participation in the Company’s executive benefit and incentive plans on terms generally applicable to other executive officers.

Mr. Gautier has over ten years of experience in technology, e-commerce operations, and corporate finance across Southeast Asia. He began his career at Groupon in Paris in 2012 and was subsequently recruited by Lazada, then operated under Rocket Internet, to support the company’s expansion in Vietnam. In 2015, Mr. Gautier founded Leflair, a luxury flash-sales e-commerce platform operating across Vietnam and Southeast Asia, which he led through multiple funding rounds before its acquisition by Society Pass Incorporated (“SOPA”) in 2021. Following the acquisition, Mr. Gautier led the financial and operational integration of Leflair into SOPA and served in a senior capacity supporting SOPA’s initial public offering on the Nasdaq Capital Market in 2022, including preparation of financial disclosures and coordination with external auditors and counsel. In May 2026, Mr. Gautier was appointed by the Board of Directors of the Company as a Designated Board Representative and led the Board’s review of the Company’s financial records and operations. Mr. Gautier received his Master’s degree from INSEEC Business School in 2013.

To the Company’s knowledge, there are no family relationships between Mr. Gautier and any director or executive officer of the Company, and Mr. Gautier does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Technology Officer

On June 2, 2026, the Board appointed Binglin Yu (“Mr. Yu”) as Chief Technology Officer of the Company, effective June 2, 2026. Pursuant to his employment arrangement, Mr. Yu is entitled to a base salary of RMB 55,000 per month.

Mr. Yu has more than ten years of experience in technology leadership roles involving large-scale distributed systems, global distribution system (GDS) integration, and B2B travel platform development. Prior to his appointment as a corporate officer of the Company, Mr. Yu served as Chief Technology Officer of Beijing Nuosa You Technology Co., Ltd., a wholly owned subsidiary of the Company, from April 2025. In that role, he led the establishment of the Company’s Beijing technology office from inception, including team recruitment, infrastructure procurement, system architecture design, development and testing processes, and the build-out of the Company’s B2B air ticket distribution platform and AI-assisted booking systems. From 2020 to March 2025, Mr. Yu served as an independent technology consultant, providing advisory services to airlines, air ticket suppliers, and travel technology companies. Prior to his consulting practice, Mr. Yu served as Technical Director for International Air Tickets at Tongcheng Yilong (now Tongcheng Travel Holdings Limited, listed on the Hong Kong Stock Exchange) from May 2017 to May 2020, where he led a cross-functional team of approximately 50 engineers and held overall technical responsibility for the international air ticketing business, including GDS integration, published fare engines, policy systems, and high-performance distributed computing platforms. He previously served as Senior Technical Director at Meicai Network from June 2016 to May 2017 and as Technical Director at Qunar.com from August 2014 to June 2016. Mr. Yu holds a Bachelor of Science in Computer Science and Technology from Peking University.

To the Company’s knowledge, there are no family relationships between Mr. Yu and any director or executive officer of the Company, and Mr. Yu does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Revenue Officer

On June 2, 2026, the Board appointed Hongwei Zhang (also known as “Neil”) (“Mr. Zhang”) as Chief Revenue Officer of the Company, with employment commencing on June 20, 2026. Pursuant to his employment arrangement, Mr. Zhang is entitled to a base salary of RMB 55,000 per month, and is eligible for performance-based and milestone-based incentive compensation.

Mr. Zhang has more than 20 years of experience in the global aviation, airline distribution, and online travel industries, with particular expertise in China-originating OTA partnerships, international airline content supply, and B2B commercial operations across the Asia-Pacific, European, and Middle Eastern markets. From October 2025 to June 2026, Mr. Zhang served as Global Airline Partnership Director at YeePay Co., Ltd., where he was responsible for developing and managing global airline distribution partnerships. From November 2023 to September 2025, he served as Chief Commercial Officer and Commercial General Manager of INTECH TRAVEL GROUP, operating under Beijing BaoSheng International Air Ticket Co., Ltd., a global airline content aggregator and B2B distributor, (“Beijing Baosheng”) where he led a commercial team responsible for global airline sales and OTA partner development, maintaining relationships with approximately 80 internationally connected airlines. From December 2018 to September 2023, Mr. Zhang served as Vice President and Director of User Operations at Happyeasygo Travel Group, one of India’s leading online travel agencies, where he oversaw user acquisition, retention, and commercial operations across a registered user base of approximately 45 million users. From May 2016 to October 2018, he served as Senior Operations Director, Greater Transportation – International Air Ticketing at Fliggy Travel (Alibaba Group). Mr. Zhang previously served as Overseas Business Development Director at Jintong International Air Ticket Platform from March 2015 to April 2016, as Senior Sales Manager at American Express (Amex CITS) from March 2012 to March 2015, and in senior commercial leadership roles at Shanghai Junli Aviation Service Co. (Zuyin.com) from March 2003 to November 2011. Mr. Zhang holds a Master of Business Administration from Pennsylvania State University of Business and is fluent in English and Mandarin.

From November 2023 to September 2025, Mr. Zhang was employed by Beijing Dashitong Information Technology Co., Ltd. (d/b/a INTECH TRAVEL GROUP), a low-cost carrier–focused technology and distribution company within the Beijing BaoSheng group. The Beijing BaoSheng group is a principal airline content supplier to the Company. Mr. Zhang’s employment with Beijing Dashitong ended on September 30, 2025. Following his departure, Mr. Zhang served at YeePay Co., Ltd. beginning in October 2025, prior to his appointment as Chief Revenue Officer. Other than the foregoing, the Company is not aware of any direct or indirect material interest of Mr. Zhang in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Operating Officer

On June 2, 2026, the Board removed Ade Irawan (“Mr. Irawan”) from his position as Chief Operating Officer of the Company, effective June 2, 2026. In connection with his removal, Mr. Irawan was also removed from all officer, management, banking, administrative, platform access, and other authorized capacities with the Company and its subsidiaries.

There were no disagreements between Mr. Irawan and the Company on any matter relating to the Company’s operations, policies, or practices required to be disclosed under Item 5.02 of Form 8-K.

Employment Agreement with Patrick Soetanto Tjin

The Company entered into an employment agreement with Patrick Soetanto Tjin dated June 1, 2026. Pursuant to the employment agreement, Patrick Soetanto Tjin is entitled to a base salary of US$150,000 per year (the “Base Salary”). He is also entitled to minimum of twenty five percent (25%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved.

The above descriptions of Mr. Loïc Gautier, Mr. Hongwei Zhang, and Mr. Tjin Patrick Soetanto’s compensation terms are not complete and are qualified by reference to the employment agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated June 1, 2026, between the Company and Loic Gautier
10.2	Employment Agreement, dated June 1, 2026, between the Company and Patrick Soetanto Tjin
10.3	Letter of Offer, dated May 14, 2026, between the Company and Hongwei Zhang
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	NusaTrip Incorporated

/s/ Tjin Patrick Soetanto
	Name:	Tjin Patrick Soetanto
	Title:	Chief Executive Officer